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                                                                     EXHIBIT 5.1


                    [SIMPSON THACHER & BARTLETT LETTERHEAD]

(212) 455-2000

                                       July 30, 1996



Sprint Spectrum L.P.
Sprint Spectrum Finance Corporation
4717 Grand Avenue - Fifth Floor
Kansas City, Missouri  64112

Ladies and Gentlemen:

        We have acted as counsel to Sprint Spectrum L.P., a Delaware limited partnership ("Sprint Spectrum"), and Sprint Spectrum Finance Corporation, a Delaware corporation ("FinCo" and, together with Sprint Spectrum, the "Registrants") in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Registrants of $150,000,000 aggregate principal amount of Senior Notes due 2006 (the "Senior Notes") and $___________ aggregate principal amount at maturity of Senior Discount Notes due 2006 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes").

        We have examined the Registration Statement and the Indentures, each dated as of _________, 1996 (the "Indentures"), each among the Registrants and The Bank of New York, as Trustee (the "Trustee"), which have been filed with the Commission as exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Registrants, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as
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Sprint Spectrum L.P.                   -2-                      July 30, 1996
Sprint Spectrum Finance Corporation


certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, when (i) the Indentures have been duly authorized and validly executed and delivered by the parties thereto, (ii) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Partnership Board of the general partner of Sprint Spectrum and the Board of Directors of FinCo, duly constituted and acting committees thereof or duly authorized officers thereof (such boards, committees or authorized officers being hereinafter referred to as the "Board") have taken all necessary partnership or corporate action, as the case may be, to approve the issuance and terms of the Notes, the terms of the offering thereof and related matters, and
(iv) the Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase agreement approved by the Board upon payment of the consideration therefor provided for therein, we are of the opinion that the Notes will constitute valid and legally binding obligations of the Registrants enforceable against the Registrants in accordance with their terms and entitled to the benefits of the Indentures.

        Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act.

        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. This opinion is rendered to you in connection with the above described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.
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Sprint Spectrum L.P.                   -3-                      July 30, 1996
Sprint Spectrum Finance Corporation


                                 Very truly yours,

                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT